UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

NxSTAGE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Merrimack Street, Lawrence, MA	01843
(Address of principal executive offices)	(Zip Code)

(978) 687-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

NxStage Medical, Inc. held its 2013 Annual Meeting of Stockholders on May 23, 2013. Set forth below are the final voting results for each of the matters submitted to a stockholder vote at the 2013 Annual Meeting.

1.	Stockholders elected each of the eight nominees to the Board of Directors to serve until the 2014 Annual Meeting of Stockholders, with the votes cast as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey H. Burbank	46,858,944	19,445	6,762,263
Robert G. Funari	46,854,809	23,580	6,762,263
Daniel A. Giannini	46,240,121	638,268	6,762,263
Earl R. Lewis	46,527,090	351,299	6,762,263
Jean K. Mixer	46,865,176	13,213	6,762,263
Craig W. Moore	46,817,606	60,783	6,762,263
Reid S. Perper	46,858,901	19,488	6,762,263
Barry M. Straube	46,852,480	25,909	6,762,263

2.	Stockholders approved, on an advisory basis, the named executive officers’ compensation as disclosed in the proxy statement, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,200,981	644,286	33,122	6,762,263

3.	Stockholders ratified the selection of Ernst & Young LLP to serve as the independent registered public accounting firm for the 2013 fiscal year, with the votes cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,217,546	157,734	265,372	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NxStage Medical, Inc.

Date: May 24, 2013	By:	/s/ Robert S. Brown
Robert S. Brown
Chief Financial Officer